UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 12, 2021	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2021, the Board of Directors of Parks! America, Inc. (the “Company”) appointed Lisa Brady and Rick Ruffolo, to fill vacancies on the Company’s Board of Directors.

Appointment of Lisa Brady

Lisa Brady brings more than a decade of experience in the entertainment, leisure, and hospitality industry with executive-level experience in strategic planning, mergers and acquisitions, investor relations, financial modeling, and real estate development. Ms. Brady started her career as a sell-side analyst at KeyBank Capital markets, covering the leisure and hospitality sector. Upon joining Cedar Fair Entertainment Company (“FUN”), Ms. Brady played an integral role within investor relations, leading communications efforts with both the sell-side and buy side. Ms. Brady was promoted to the Director of Business Development where she served as a key leader in the company’s strategic growth initiatives. Ms. Brady is 35 years old, and graduated summa cum laude from Penn State University and received the John Zahniser Female Scholar Athlete Award.

Ms. Brady has not been appointed to any committees of the Board at this time; however, the Company may appoint Ms. Brady to one or more Board committees in the future. There are no arrangements or understandings between Ms. Brady and any other persons pursuant to which Ms. Brady was appointed a director of the Company. There are no family relationships between Ms. Brady and any of the Company’s directors or executive officers. There are no transactions in which Ms. Brady has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Brady is not entitled to any compensation, although historically the Company has made annual discretionary stock grants, or the cash equivalent thereof, to the members of the Board of Directors. For information regarding Director compensation, please see the Company’s most recent Annual Report on Form 10-K filed on December 15, 2020.

The Board has determined that Ms. Brady is considered to be independent under the listing standards of the Rules of NASDAQ set forth in the NASDAQ Manual. (Please note, the Company’s common stock is not currently listed on NASDAQ or any other national securities exchange, and this reference is used for definitional purposes only).

Appointment of Rick Ruffolo

Rick Ruffolo brings three decades of consumer goods, specialty retail, marketing, innovation, and executive leadership experience to the Parks! America Board. In his first twenty years, Mr. Ruffolo held brand management roles at P&G, SC Johnson, and Nestle Purina, as well as senior executive roles leading the brand, marketing, and innovation departments at Yankee Candle and Bath & Body Works where he received multiple patents including for the multi-billion dollar launch of the Wallflowers home fragrance business. In the last ten years, as CEO & President, Mr. Ruffolo has led the successful turnaround and growth of several private equity-backed portfolio companies including Sensible Organics, CR Brands, Enviroscent, and Phelps Pet Products. Mr. Ruffolo is a dual citizen of the U.S. and Italy. Mr. Ruffolo is 53 years old, and was a NCAA Division I athlete and graduated summa cum laude in marketing and business administration from the University of Dayton, and received his MBA with honors from Washington University in St. Louis.

Mr. Ruffolo has not been appointed to any committees of the Board at this time; however, the Company may appoint Mr. Ruffolo to one or more Board committees in the future. There are no arrangements or understandings between Mr. Ruffolo and any other persons pursuant to which Mr. Ruffolo was appointed a director of the Company. There are no family relationships between Mr. Ruffolo and any of the Company’s directors or executive officers. There are no transactions in which Mr. Ruffolo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Ruffolo is not entitled to any compensation, although historically the Company has made annual discretionary stock grants, or the cash equivalent thereof, to members of the Board of Directors. For information regarding Director compensation, please see the Company’s most recent Annual Report on Form 10-K filed on December 15, 2020.

The Board has determined that Mr. Ruffolo is considered to be independent under the listing standards of the Rules of NASDAQ set forth in the NASDAQ Manual. (Please note, the Company’s common stock is not currently listed on NASDAQ or any other national securities exchange, and this reference is used for definitional purposes only).

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	News release issued by Parks! America, Inc. on November 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKS! AMERICA, INC.

Date: November 17, 2021
	By:	/s/ Dale Van Voorhis
	Name:	Dale Van Voorhis
	Title:	Chief Executive Officer and
Chairman of the Board